Exhibit 99.1

Mesa Labs Reports First Quarter Results

Lakewood, Colorado, August 6, 2020 – Mesa Laboratories, Inc. (NASDAQ:MLAB) today announced results for the first quarter (“1Q21”).

Financial highlights for the quarter ended June 30, 2020 as compared to last year:

●	Revenues increased 14%
●	Operating income decreased 41%
●	Non-GAAP adjusted operating income[1] excluding unusual items decreased 2%

Financial Results (amounts in thousands, except per share data)

In comparison to the same quarter in the prior year, 1Q21 revenues increased 14% to $29,941, operating income decreased 41% to $3,198, and net income was $1,025, a decrease of 78% or $0.22 per diluted share of common stock. As detailed in the Unusual Items table below, operating income for 1Q21 was impacted by unusual items totaling $(364).

Total revenues, excluding the Cold Chain Packaging division (which we exited during 3Q20) increased 20% for 1Q21, while organic revenues declined 4% quarter over quarter.

On a non-GAAP basis, in comparison to the same quarter in the prior year, 1Q21 adjusted operating income (“AOI”) decreased 1% to $7,820 or $1.67 per diluted share of common stock. As detailed in the Unusual Items table below, AOI for 1Q21 was impacted by unusual items totaling $(20). Excluding the unusual items, AOI would have decreased 2% to $7,800 for 1Q21. A reconciliation of non-GAAP measures is provided in the tables below.

Division Performance

●

Sterilization and Disinfection Control (44% of revenues in 1Q21) delivered strong results in the quarter with total and organic revenues growth of 8%. The primary performance driver was accelerated ordering in 4Q20 which was fulfilled in this quarter. Without the associated backlog draw down, revenues would have been roughly flat year over year. Increased volumes again delivered strong margin performance with gross profit percentage expanding 610 bps year over year. We expect revenues growth to slow, perhaps in a significant fashion in 2Q21 as customer level inventories correct after the run up in 4Q20 and 1Q21.

●

Instruments (25% of revenues in 1Q21) organic revenues contracted 20% in the quarter. With greater exposure to industrial capital equipment and governmental spending, we expect continued weakness in Instruments orders and revenues to persist throughout the COVID-19 pandemic. Division gross profit percentage contracted 270 bps quarter over quarter primarily due to lower sales volumes.

●

Biopharmaceutical Development (20% of revenues in 1Q21) experienced disappointing softness, as the slow-down in biopharmaceutical lab activity impacted both hardware and consumable sales. Returning to pre-COVID-19 performance will depend on the pace of lab reopenings and implementation of procedures to allow our teams to travel to and safely work at customer sites. While gross profit percentage performance was very positive at 71% when excluding purchase accounting true up adjustments, revenues were not high enough for the division to contribute meaningfully to the bottom line.

●

Continuous Monitoring (11% of revenues in 4Q20) organic revenues contracted 2% in the quarter while also benefiting from a strong backlog position entering the quarter. Our ability to sell, install, and service our systems has been hampered by our limited ability to travel to and enter customer sites in the healthcare industry. The healthcare segment did begin to open meaningfully towards the end of the quarter and if this trend continues, we expect to see service and installation activity normalize in our second and third fiscal quarters. Greater new system sales should follow but the weakened economic position of hospital and decreased capital budgets may delay this division returning to growth. Division gross profit percentage decreased 1060 bps quarter over quarter primarily due to low service revenues volumes.  We also reorganized the business unit during the quarter, which we believe will allow it to operate more efficiently moving forward. This reorganization was one step in our road map to improve the division’s operations and resulting gross profit percentage.

Executive Commentary

“The first quarter showed the resilience of our business, The Mesa Way operating model, and our team. We navigated dramatic changes in both customer demand and internal operations to deliver for our customers, a large number of which are actively fighting for patients of COVID-19 or working on a long-term cure. The Mesa Way was central to this endeavor, enabling us to quickly align priorities, empower teams closest to the customer to make critical decisions, and drive experiments that rapidly opened new ways to service our customers,” said Gary Owens, Chief Executive Officer of Mesa Labs.

“Financially, organic revenues, which contracted 4% (Biopharmaceutical Development is excluded as it was acquired effective 3Q20) were buoyed by backlog burn in our Sterilization and Disinfection Control division. Solid overall revenue performance versus expectations and cost reduction measures enabled overall gross profit as a percentage of revenues to expand by 340 basis points when excluding Packaging from the prior year, and 260 basis points when also excluding the impact of true-up adjustments related to purchase accounting in the current quarter. Adjusted operating income excluding unusual items decreased 2% from the prior year as our strong performance in the Sterilization and Disinfection Control division was offset by lower volumes and profits in our other divisions. We continue to be forward invested in sales and other operating costs in our Biopharmaceutical Development division as we believe the downturn in revenues is COVID-19 related and thus temporary.

Order performance when excluding Packaging (prior year) and Biopharmaceutical Development (current year) was roughly in line with our expectations and contracted in the low-teens due to COVID-19 related headwinds in demand. While we see some green shoots of activity in the biopharmaceutical vertical, medical device and industrial verticals remain weak. Healthcare is a mixed bag as we are dependent on surgical volumes for Sterilization and Disinfection Control and capital budgets for Continuous Monitoring. Regardless of the pace and shape of recovery, we remain in a strong financial position with high operating cash flow and a cash position reinforced by $146M of net proceeds related to an equity raise completed in June,” concluded Mr. Owens.

1 The non-GAAP measures of adjusted operating income and adjusted operating income per diluted share are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. A reconciliation between these non-GAAP measures and their GAAP counterparts is set forth in the table below, along with additional information regarding their use.

Financial Summary (Unaudited except for the information as of March 31, 2020)

Consolidated Condensed Statements of Income

(Amounts in thousands, except per share data)	Three Months Ended June 30,
	2020	2019
Revenues	$29,941	$26,288
Cost of revenues	9,973	10,149
Gross profit	19,968	16,139
Operating expenses	16,770	10,747
Operating income	3,198	5,392
Nonoperating expense	2,816	32
Earnings before income taxes	382	5,360
Income tax (benefit) expense	(643)	763
Net income	$1,025	$4,597

Earnings per share (basic)	$0.23	$1.18
Earnings per share (diluted)	0.22	1.13

Weighted average common shares outstanding:
Basic	4,528	3,901
Diluted	4,669	4,086

Consolidated Condensed Balance Sheets

(Amounts in thousands)	June 30, 2020	March 31, 2020
Cash and cash equivalents	$230,951	$81,380
Other current assets	38,805	41,412
Total current assets	269,756	122,792
Property, plant and equipment, net	21,796	22,066
Other assets	285,181	275,348
Total assets	$576,733	$420,206

Liabilities	$194,499	$200,193
Stockholders’ equity	382,234	220,013
Total liabilities and stockholders’ equity	$576,733	$420,206

(Amounts in thousands, except per share data)	Three Months Ended June 30,
	2020	2019
Operating income (GAAP)	$3,198	$5,392
Amortization of intangible assets	3,354	1,672
Stock-based compensation expense	1,268	868
Adjusted operating income (non-GAAP)	$7,820	$7,932

Adjusted operating income per share (basic)	$1.73	$2.03
Adjusted operating income per share (diluted)	$1.67	1.94

Weighted average common shares outstanding:
Basic	4,528	3,901
Diluted	4,669	4,086

Biopharmaceutical Development Segment
Revenues (GAAP)	$5,949	$--

Gross profit (GAAP)	$4,466	$--
Impact of non-cash true-up adjustments related to GPT purchase accounting on gross profit (GAAP)	(258)	--
Adjusted gross profit (non-GAAP)	$4,208	$--

Gross profit percentage (GAAP)	75%	--%
Adjusted gross profit percentage (non-GAAP)	71%	--%

Detail of Unusual Items (Unaudited)

As discussed above, operating income and adjusted operating income have been impacted by various unusual items during the three months ended June 30, 2020. The following table provides detail of such items and reconciles the impact on operating income as reported under GAAP and non-GAAP adjusted operating income. (Amounts in thousands.)

Impact of unusual items on operating (loss) income	Three Months Ended June 30,
	2020	2019
Operating income (GAAP)	$3,198	$5,392

Unusual items – before tax
Non-cash true up of cost of revenues expense associated with the step up to fair value of GPT inventory due to application of purchase accounting	$(436)	$--
Non-cash true up of cost of revenues related to adjustment of the value of intangible assets related to purchase accounting	178
Non-cash true up of administrative expense related to adjustment of the value of intangible assets related to purchase accounting	(522)
GPT integration costs	416	--
Total Impact of unusual items on operating income – before tax	(364)	--

Operating income excluding unusual items	$2,834	$5,392

Impact of unusual items on adjusted operating income	Three Months Ended June 30,
	2020	2019
Adjusted operating income (non-GAAP)	$7,820	$7,932

Unusual items – before tax
Non-cash true up of cost of revenues expense associated with the step up to fair value of GPT inventory due to application of purchase accounting	$(436)	$--
GPT integration costs	416	--
Total impact of unusual items on adjusted operating income – before tax	(20)	--

Adjusted operating income excluding unusual items	$7,800	$7,932

The non-GAAP measures of adjusted operating income and adjusted operating income per share presented in the reconciliation above are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. We believe that excluding these non-cash expenses provides the ability to better understand the operations of Mesa Labs.

We provide non-GAAP adjusted operating income, non-GAAP adjusted operating income per share amounts and non-GAAP adjusted operating income excluding unusual items in order to provide meaningful supplemental information regarding our operational performance. Our management uses non-GAAP measures to evaluate the performance of our business and to compensate employees. This information facilitates management's internal comparisons to our historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, we believe that our investors can benefit by evaluating both non-GAAP and GAAP results.

Our management recognizes that items such as amortization of intangible assets, stock-based compensation expense and impairment losses on goodwill and long-lived assets can have a material impact on our operating and net income. To gain a complete picture of all effects on our profit and loss from any and all events, management does (and investors should) rely upon the GAAP consolidated statements of income. The non-GAAP numbers focus instead upon our core operating business.

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. Our non-GAAP information may be different from the non-GAAP information provided by other companies.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. Any statements contained herein that are not statements of historical fact may be forward-looking statements, including statements relating to: the duration and impact of the COVID-19 pandemic and the myriad of its effects on our business including related decreases in customer demand and spending; our ability to successfully grow our business, including as a result of acquisitions; the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; inability to consummate acquisitions at our historical rate and at appropriate prices, and to effectively integrate acquired businesses; conditions in the global economy and the particular markets we serve; significant developments or uncertainties stemming from the U.S. government, including changes in U.S. trade policies and medical device regulations; the timely development and commercialization, and customer acceptance, of enhanced and new products and services; projections of revenues, growth, operating results, profit margins, expenses, earnings, margins, tax rates, tax provisions, cash flows, liquidity, demand, and competition; the effects of additional actions taken to become more efficient or lower costs; restructuring activities; laws regulating fraud and abuse in the health care industry and the privacy and security of health and personal information; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; and foreign currency exchange rates and fluctuations in those rates; general economic, industry, and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Mesa Labs intends or believes will or may occur in the future. Without limiting the foregoing, the words “expect,” “seek,” “anticipate,” “intend,” “plan,” “believe,” “could,” “should,” “estimate,” “may,” “target,” “project,” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to risks and uncertainties relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements.. These risks and uncertainties also include, but are not limited to, those described in our filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended March 31, 2020 and our subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update the information in this press release.

About Mesa Laboratories, Inc.

Mesa Labs is a global leader in the design and manufacturing of critical quality control solutions for the pharmaceutical, healthcare, medical device, industrial safety, environmental, and food and beverage industries. Mesa offers products and services through four divisions (Sterilization and Disinfection Control, Biopharmaceutical Development, Instruments and Continuous Monitoring) to help our customers ensure product integrity, increase patient and worker safety, and improve the quality of life throughout the world.

For more information about Mesa Labs, please visit its website at www.mesalabs.com

CONTACT: Gary Owens.; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000